Exhibit 10.2
Shackelford
3333 Lee Parkway, Tenth Floor
Dallas, Texas 75219
Telephone 214.780.1400
Facsimile 214.780.1401

Michelle J. Snedden
Direct Dial 214.780.1413
msnedden@shackelfordlaw.nel

September 10, 2015

Via Fax- 215.761.0457 and E-mail - szell@resourcerei.com
RRE Memorial Towers Holdings, LLC
c/o Resource Real Estate, Inc.
Attn: Sam Zell, Transaction Manager
1845 Walnut Street, 18th Floor
Philadelphia, PA 19103

In re: That certain Agreement of Purchase and Sale (the "Contract"), with an effective date of July 28, 2015, by and between RRE Memorial Towers Holdings, LLC, a Delaware limited liability company ("Seller") and Lloyd Jones Capital, LLC, a Florida limited liability company ("Purchaser"), as amended, for the purchase and sale of the Memorial Towers Apartments (the "Property"). Defined terms used herein shall have meanings ascribed to such terms in the Contract unless otherwise defined herein. Our File No.: 51240.5

Dear Mr. Zell:

As you are aware, this law firm represents Purchaser with regard to the above referenced matter, and I have been requested by Purchaser to write you this letter on its behalf. This letter shall serve as notice to Seller that pursuant to Section 5(d) of the Contract, Purchaser has elected to terminate the Contract and the transaction contemplated thereby.

Please feel free to contact me should you have any questions.

Sincerely yours,

\s\ Michelle J. Snedden

Shackelford, Melton, McKinley & Norton, LLP
Dallas Austin Nashville

Mr. Sam Zell, Transaction Manager
September 10, 2015
Page2

cc:    Mr. Christopher C. Finlay (via e-mail)
Mr. Jim Eddings (via e-mail)
Mr. Stephen Selby (via e-mail)
Ms. Shelle Weisbaum (via e-mail)
Stacy C. Bedwick, Esq. (via e-mail)
Thomas 0. Anderson, Esq. (via e-mail)

Shackelford, Melton, McKinley & Norton, LLP
Dallas Austin Nashville